Exhibit 32(1)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Terry W. Shaver, Chief Executive Officer, and Frank J. Cinatl,IV, Chief Financial Officer of Abatix Corp. (the “Company”) have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”).

The undersigned certify that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certification as of the 30th day of July, 2003.

/s/ Terry W. Shaver
Name: Terry W. Shaver
Title: President and Chief Executive Officer

/s/Frank J. Cinatl, IV
Name: Frank J. Cinatl, IV
Title: Vice President and Chief Financial Officer of Registrant